As filed with the Securities and Exchange Commission on November 24, 2004

Registration No. 333-112428

Registration No. 333-112405

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NEWS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	26-0075658
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1211 Avenue of the Americas

New York, New York 10036

(212) 852-7000

(Address and telephone number of Registrant’s principal executive offices)

Arthur M. Siskind, Esq.

News Corporation

1211 Avenue of the Americas

New York, New York 10036

(212) 852-7000

(Name, address and telephone number of agent for service)

NEWS AMERICA 401k SAVINGS PLAN

(Full title of the plan)

NEWS AMERICA SAVINGS PLAN

(Full title of the plan)

Copy of communications to:

Amy Bowerman Freed, Esq.

Hogan & Hartson L.L.P.

875 Third Avenue

New York, New York 10022

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (the “Amendment”) to Registration Statements No. 333-112428 and 333-112405 on Form S-8 (the “Registration Statements”) is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the “Securities Act”) to notify the Securities and Exchange Commission (the “Commission”) that The News Corporation Limited, an Australian Corporation (“News Corporation Australia”), has been reincorporated from South Australia to Delaware (the “Reincorporation”) and to amend the Registration Statements accordingly. A new Delaware corporation named News Corporation (“News Corporation” or the “Registrant”) is now, through a wholly owned subsidiary named News Australia Holdings Pty Limited, the parent of News Corporation Australia. The Reincorporation was effectuated through a share exchange in which News Corporation Australia shareholders contributed their News Corporation Australia shares in exchange for News Corporation shares. In connection with the Reorganization, News Corporation acquired all of the assets and assumed all of the liabilities of News Corporation Australia. Immediately prior to the Reorganization, News Corporation had no assets or liabilities other than nominal assets or liabilities.

Pursuant to Rule 414(d) of the Securities Act, News Corporation, as successor to News Corporation Australia, hereby adopts the Registration Statements as its own registration statements for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing information specified by Part I of this Amendment have been or will be sent or given to plan participants as specified in Rule 428(b)(1) promulgated by the Commission under the Securities Act. Such documents are not being filed with the Commission but constitute (along with the documents incorporated by reference into this Amendment pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The documents listed below are incorporated by reference in the registration statement:

(a)	The Registrant’s Current Report on Form 8-K reporting results for the fiscal year ended June 30, 2004 filed pursuant to Sec. 13(a) or 15(d) of the Exchange Act and its Current Report on Form 8-K filed November 12, 2004;

(b)	The Registrant’s Registration Statement on Form 8-A filed November 12, 2004, as amended; and

(c)	All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters the securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

Under Section 145 of the Delaware General Corporation Law (“DGCL”), a corporation may indemnify its directors, officers, employees and agents, and its former directors, officers, employees and agents, and those who serve at the corporation’s request in such capacities with another enterprise, against expenses (including attorneys’ fees) as well as judgments, fines and settlements in nonderivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The DGCL provides, however, that such person must have acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of a criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. In addition, the DGCL does not permit indemnification in an action or suit by or in the right of the corporation, where such person has been adjudged liable to the corporation unless and only to the extent that a court determines that such person fairly and reasonably is entitled to indemnity for costs the court deems proper in light of liability adjudication. Indemnity is mandatory to the extent that a claim, issue or matter has been successfully defended.

Article IX of the Restated Certificate of Incorporation of News Corporation (the “Restated Certificate of Incorporation”) provides that a director shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as it exists or may be amended. The Restated Certificate of Incorporation further provides that any amendment, modification or repeal of Article IX shall not adversely affect any right or protection of a director of the Corporation in respect of any act or omission occurring prior to the time of any such amendment, modification or repeal.

Article VII of the Amended and Restated By-laws of News Corporation (the “Amended and Restated By-laws”) provides that each person who was or is made a party to, or who is otherwise involved in, any action, suit or proceeding by reason of the fact that such person is or was a director or officer of the Corporation or any of its direct or indirect subsidiaries, or is or was serving at the request of the Corporation as a director or officer of any other enterprise (an “indemnitee”), whether the basis of any such proceeding is alleged action in an official capacity as a director or in any other capacity while serving as a director, shall be indemnified and held harmless to the fullest extent authorized by the DGCL, as it exists or may be amended, against all expense, liability and loss (including attorneys’ fees, judgments and fines) reasonably incurred. Except with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding initiated by such indemnitee only if such proceeding is authorized by the Board. The Corporation may, to the extent authorized by the Board, grant indemnification rights and rights to the advancement of expenses to any officer, employee or agent of the Corporation to the fullest extent of Article VII of the Amended and Restated By-laws and as permitted by the DGCL with respect to the indemnification and advancement of expenses to directors.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits

The Exhibits required to be filed as part of this Registration Statement are listed in the attached index to Exhibits.

Item 9. Undertakings

(1)	The undersigned Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(b)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section

15(d) of the Securities and Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(4)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York on the 24th day of November 2004.

NEWS CORPORATION

By:	/s/ K. Rupert Murdoch
K. Rupert Murdoch
Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints K. Rupert Murdoch, David F. DeVoe and Arthur M. Siskind, or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Amendment has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ K. Rupert Murdoch	Chairman, Chief Executive Officer	November 24, 2004
K. Rupert Murdoch	and Director (Principal Executive Officer)
/s/ David F. DeVoe	Chief Financial Officer	November 24, 2004
David F. DeVoe	and Director (Principal Financial and Principal Accounting Officer)
	Director	November , 2004
Chase Carey
/s/ Peter Chernin	Director	November 24, 2004
Peter Chernin
/s/ Lachlan K. Murdoch	Director	November 24, 2004
Lachlan K. Murdoch
/s/ Arthur M. Siskind	Director	November 24, 2004
Arthur M. Siskind

Signature	Title	Date
/s/ Peter Barnes	Director	November 24, 2004
Peter Barnes
/s/ Kenneth E. Cowley	Director	November 24, 2004
Kenneth E. Cowley
/s/ Viet Dinh	Director	November 24, 2004
Viet Dinh
	Director	November , 2004
Roderick I. Eddington
/s/ Andrew S.B. Knight	Director	November 24, 2004
Andrew S.B. Knight
/s/ Thomas J. Perkins	Director	November 24, 2004
Thomas J. Perkins
/s/ Stanley S. Shuman	Director	November 24, 2004
Stanley S. Shuman
/s/ John L. Thornton	Director	November 24, 2004
John L. Thornton

The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York on the 24th day of November, 2004.

NEWS AMERICA 401k SAVINGS PLAN

By:	/s/ Theodore Exarhakos
Theodore Exarhakos
Vice President, Benefits, News America Incorporated

NEWS AMERICA SAVINGS PLAN

By:	/s/ Theodore Exarhakos
Theodore Exarhakos
Vice President, Benefits, News America Incorporated

EXHIBIT INDEX

Number	Description
3.1	Restated Certificate of Incorporation of News Corporation*

3.2	Amended and Restated By-laws of News Corporation**

5	Opinion of Hogan & Hartson L.L.P.***

23.1	Consent of Ernst & Young LLP regarding News Corporation***

23.2	Consent of Ernst & Young LLP regarding Fox Entertainment Group, Inc.***

23.3	Consent of Ernst & Young LLP regarding Gemstar-TV Guide International, Inc.***

24	Power of Attorney (included in the Registration Statement under “Signatures”)

*	Incorporated by reference to Exhibit 3.1 of the Current Report on Form 8-K of News Corporation filed with the Securities and Exchange Commission on November 24, 2004.
**	Incorporated by reference to Exhibit 3.2 of the Current Report on Form 8-K of News Corporation filed with the Securities and Exchange Commission on November 24, 2004.
***	Filed herewith.